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                                       GUARANTY

    This GUARANTY, dated June 21, 1996, is made by Consolidated Stainless, Inc., a Delaware corporation, 2170 West State Road 434, Suite 330, Longwood, Florida 32779, ("the Guarantor"), in favor of Innovation Group, Ltd., an Iowa corporation, 409 West 76th Street, Davenport, Iowa 52806 ("IGL").

    PRELIMINARY STATEMENTS: IGL and Twenty-First Century Metals, Inc. ("Twenty-First Century") entered into a certain Agreement as of August 1, 1994 (the "August Agreement") in connection with Twenty-First Century's purchase of steel pipes and fittings and other metal products from IGL. Twenty-First Century plans to enter into an agreement (the "Merger Agreement") with the Guarantor, under which Twenty-First Century will become a wholly-owned subsidiary of the Guarantor. The Guarantor and Twenty-First Century expect to close the Merger Agreement at a closing ("the Closing") scheduled for June 21, 1996. In connection with the Merger Agreement, the Guarantor and Twenty-First Century have requested that IGL agree to a new agreement, effective as of the Closing ("the New Agreement"), which shall terminate the August Agreement. In order to induce IGL to execute the New Agreement, IGL has requested that Guarantor guarantee Twenty-First Century's payment of all obligations owing to IGL under the New Agreement.

    In consideration of the premises contained herein, and to induce IGL to execute the New Agreement, the Guarantor agrees as follows:

    SECTION 1. GUARANTY. The Guarantor hereby unconditionally guarantees Twenty-First Century's punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Twenty-First Century to pay any amounts to IGL now existing or hereafter existing under the New Agreement, whether for principal, interest, fees, commissions, expenses or otherwise (all such obligations being the "Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by IGL in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts, whether advances or readvances, which constitute part of the Obligations and would be owed by Twenty-First Century under the New Agreement and/or Obligations but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Twenty-First Century.

    SECTION 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the New Agreement evidencing any such Obligations. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Twenty-First Century or whether Twenty-First Century is joined in any such action or actions. The liability of the Guarantor shall be absolute and unconditional irrespective of:

         (i)  any lack of validity or enforceability of the New
         Agreement or any instrument evidencing any Obligation or any other agreement or instrument relating thereto;


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         (ii)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the New Agreement or any instrument evidencing the Obligations including, without limitation, any increase in the Obligations resulting from the extension of additional credit to Twenty-First Century or otherwise;

         (iii) any taking, exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

         (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of Twenty-First Century; or

         (v) any change, restructuring or termination of the corporate structure or existence of Twenty-First Century or any of its subsidiaries.

    This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by IGL upon the insolvency, bankruptcy or reorganization of Twenty-First Century or otherwise, all as though such payment had not been made.

    SECTION 3. WAIVER. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that IGL protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Twenty-First Century or any other person or entity or any collateral.

    SECTION 4. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

         (a) The execution, delivery and performance by the Guarantor of this Guaranty do not contravene any law or any contractual restriction binding on or affecting the Guarantor.

         (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty, other than the approvals of SunTrust Bank, Orlando, Florida, and SouthTrust Bank, Orlando, Florida.

         (c) This Guaranty is, and when delivered will be, the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its


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terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         (d) There are no proceedings pending or, so far as the Guarantor knows, threatened before any court or arbitration panel or before any governmental body which relates to the transactions contemplated by this Guaranty or which, in the opinion of the Guarantor, will materially adversely affect the financial condition or operation of the Guarantor.

    SECTION 5. AMENDMENTS. No amendment of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by IGL and Guarantor.

    SECTION 6. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Guarantor, at its address set forth as the beginning of this Agreement; and if to IGL at 409 West 76th Street, Davenport, Iowa 52806, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed, cabled or hand-delivered by messenger or overnight courier, be effective five days after deposit in the mails, or shall be effective when telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively or, if delivered by messenger or overnight courier, upon delivery.

    SECTION 7. EVENTS OF DEFAULT. In the event of the happening of any one or more of the following events, any one of which shall constitute an event of default (an "Event of Default"), to wit: (a) the nonpayment of any of the Obligations; (b) any petition in bankruptcy being filed by the Guarantor, or any proceedings in bankruptcy, or under any laws or regulations of any jurisdiction relating to the relief of debtors, being commenced by the Guarantor for the relief or readjustment of any indebtedness of the Guarantor, either through reorganization, composition, extension or otherwise; (c) any petition in bankruptcy being filed against the Guarantor, or any proceedings in bankruptcy or under any laws or regulations of any jurisdiction relating to the relief of debtors being commenced against the Guarantor for the relief or readjustment of any indebtedness of the Guarantor, either through reorganization, composition, extension or otherwise and the same shall remain undismissed for a period of sixty (60) days; (d) the making by the Guarantor of an assignment for the benefit of creditors or the taking advantage of either of the same of any insolvency law; (e) the appointment of a receiver of any property of the Guarantor; (f) the Guarantor fails to observe or perform any of the other terms or provisions of this Guaranty and the same shall continue unremedied for a period of thirty (30) days after written notice thereof shall have been given by IGL to the Guarantor; -- then, or at any time after the happening of any such Event of Default, any or all of the Obligations shall, at IGL's option, become (for all purposes of this Guaranty) immediately due and payable by the Guarantor, without demand or notice.

    SECTION 8. NO WAIVER; REMEDIES. No failure on the part of IGL to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any


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single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    SECTION 9. CONTINUING GUARANTY; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall: (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under the New Agreement; (ii) be binding upon the Guarantor, its successors and assigns; and (iii) inure to the benefit of, and be enforceable by, IGL and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), IGL may assign or otherwise transfer all or any portion of its right and obligations under the Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to IGL herein or otherwise.

    SECTION 10. GOVERNING LAW; FACSIMILE. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Iowa. Copies of this Guaranty executed by Guarantor and sent via facsimile may be relied upon in the absence or unavailability of a signed original.

    SECTION 11. WAIVER OF JURY TRIAL. The Guarantor and IGL each waive any right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to this Guaranty.

    IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

                             CONSOLIDATED STAINLESS, INC.


                             By: /s/ Ronald Adams
                                 ---------------------------

STATE OF FLORIDA, ORANGE COUNTY, ss.
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    On June 21, 1996, before the undersigned Notary Public in and for the State
       -------------
of Florida, personally appeared Ronald J. Adams, to me personally known; being
                                ---------------
duly sworn, he stated that he is the President of the corporation executing the foregoing instrument, that (the seal affixed thereto is the seal of) (no seal has been procured by) the corporation, and that the instrument was signed (and sealed) on behalf of the corporation, by authority of its Board of Directors; and, as such officer, he acknowledged the execution of said instrument to be the voluntary act and deed of the corporation, voluntarily executed by it and by him.


[SEAL]                       /s/ Salesa Miller-Pope
                             -----------------------------------
                             Notary Public in and for the
                                   State of Florida

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